Exhibit 99.1



                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     I, Hasu P. Shah, Chairman of the Board and Chief Executive Officer of Hersha Hospitality Trust, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Hersha Hospitality Trust on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Hersha Hospitality Trust.


               March 31, 2003             By: /s/ Hasu P. Shah
                                              --------------------------------
                                          Name:  Hasu P. Shah
                                          Title: Chairman of the Board and Chief
                                          Executive Officer


This certificate is being submitted in accordance with the procedure provided in
Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document 'accompanying' the Annual Report on Form 10-K to which it is attached and not as a document 'filed' as a part of such Annual Report. This certificate shall not be deemed incorporated by reference into any of Hersha Hospitality Trust's Securities Act registration statements. A signed original of this written statement required by Section Sec. 906 has been provided to Hersha Hospitality Trust and will be retained by Hersha Hospitality Trust and furnished to the Securities and Exchange Commission or its staff upon request.


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